Exhibit 99.1

Contact:                 Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD.  REPORTS RECORD FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2009

HAMILTON, BERMUDA, October 21, 2009 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $109.5 million, which is a record $2.10 per diluted common share, for the quarter ended September 30, 2009.

The results for the quarter include net premiums earned of $229.5 million, a decrease of 18.2% from the same quarter last year, and net favorable development of $20.3 million, as compared with net favorable development of $32.0 million for the same quarter last year.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our record net income per diluted common share reflects disciplined underwriting, lower than expected catastrophe activity, strong investment results on a total return basis and net favorable reserve development.  Our book value per share was $43.55 as of September 30, 2009, an increase of 11.0% from June 30, 2009 and 25.9% from December 31, 2008.”

Mr. Price added, “We found relatively more attractive underwriting conditions for property and marine reinsurance this year and have accordingly shifted our mix of business toward this segment. While we did not repurchase any shares or debt this particular quarter, we intend to continue our practice of returning excess capital in a cost effective manner for the benefit of our shareholders.”

Results for the quarter ended September 30, 2009 are summarized as follows:

• Net income was $109.5 million, or $2.10 per diluted common share.

• Net premiums written were $243.6 million and net premiums earned were $229.5 million.

• GAAP combined ratio was 72.3%.

• Net investment income was $44.7 million.

• Net realized gains on investments were $22.6 million.

Results for the quarter ended September 30, 2009 as compared with the quarter ended September 30, 2008 are summarized as follows:

• Net income increased $154.8 million.

• Net premiums written decreased $35.6 million (or 12.7%) and net premiums earned decreased $51.2 million (or 18.2%).

• GAAP combined ratio decreased 50.3 percentage points.

• Net investment income decreased $3.3 million (or 6.9%).

• Net realized gains on investments were $22.6 million for the quarter ended September 30, 2009 compared with net realized losses on investments of $0.07 million for the quarter ended September 30, 2008.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended September 30, 2009 were $147.4 million, $88.5 million and $7.7 million, respectively, representing 60.5%, 36.3% and 3.2%, respectively, of the total net premiums written. Combined ratios for these segments were 54.9%, 94.3% and 122.7%, respectively, for the quarter ended September 30, 2009. Compared with the quarter ended September 30, 2008, net premiums written decreased by $19.7 million (or 11.8%) and $18.4 million (or 17.2%) in the Property and Marine and Casualty segments, respectively, and increased $2.5 million (or 48.2%) in the Finite Risk segment.

Results for the nine months ended September 30, 2009 are summarized as follows:

• Net income was $292.5 million, or $5.57 per diluted common share.

• Net premiums written were $697.0 million and net premiums earned were $709.8 million.

• GAAP combined ratio was 76.6%.

• Net investment income was $123.1 million.

• Net realized gains on investments were $53.9 million.

Results for the nine months ended September 30, 2009 as compared with the nine months ended September 30, 2008 are summarized as follows:

• Net income increased $130.3 million (or 80.4%).

• Net premiums written decreased $103.3 million (or 12.9%) and net premiums earned decreased $130.8 million (or 15.6%).

• GAAP combined ratio decreased 13.5 percentage points.

• Net investment income decreased $21.0 million (or 14.6%).

• Net realized gains on investments were $53.9 million for the nine months ended September 30, 2009 compared with net realized losses on investments of $3.3 million for the nine months ended September 30, 2008.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the nine months ended September 30, 2009 were $402.6 million, $273.9 million, and $20.5 million, respectively, representing 57.8%, 39.3% and 2.9%, respectively, of the total net premiums written.  Combined ratios for these segments were 66.2%, 88.1% and 117.3%, respectively, for the nine months ended September 30, 2009.  Compared with the nine months ended September 30, 2008, net premiums written decreased $52.0 million (or 11.4%) and $61.4 million (or 18.3%) in the Property and Marine and Casualty segments, respectively, and increased $10.0 million (or 96.0%) in Finite Risk segment.

Total assets were $5.18 billion as of September 30, 2009, an increase of $255.1 million (or 5.2%) from $4.93 billion as of December 31, 2008.  Cash, cash equivalents and fixed maturity investments were $4.41 billion as of September 30, 2009, an increase of $153.9 million (or 3.6%) from $4.26 billion as of December 31, 2008.

Shareholders’ equity was $2.17 billion as of September 30, 2009, an increase of $360.7 million (or 19.9%) from $1.81 billion as of December 31, 2008.  Book value per common share was $43.55 as of September 30, 2009 based on 49.8 million common shares outstanding, an increase of $8.97 (or 25.9%) from $34.58 as of December 31, 2008 based on 47.5 million common shares outstanding.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The financial supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, October 22, 2009 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 877-879-6217 (US callers) or 913-312-0652 (international callers), or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday October 22, 2009 until midnight Eastern time on Thursday October 29, 2009.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 2604514. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) related underwriting ratios and fully converted book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, assist in understanding the Company. These measures should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures such as income or loss before income tax expense or benefit and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe catastrophic events over which we have no control, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. rating, the cyclicality of the property and casualty reinsurance business, conducting operations in a competitive environment, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us.  The foregoing factors should not be construed as exhaustive.  Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of September 30, 2009 and December 31, 2008
(amounts in thousands, except per share amounts)

	September 30, 2009	December 31, 2008
	(Unaudited)
Assets
Investments	$3,953,620	$3,371,886
Cash, cash equivalents and short-term investments	460,171	888,053
Reinsurance premiums receivable	297,089	307,539
Accrued investment income	32,646	29,041
Reinsurance balances (prepaid and recoverable)	31,171	23,310
Deferred acquisition costs	45,581	50,719
Funds held by ceding companies	85,211	136,278
Other assets	276,733	120,337
Total assets	$5,182,222	$4,927,163

Liabilities
Unpaid losses and loss adjustment expenses	$2,373,151	$2,463,506
Unearned premiums	209,951	218,890
Debt obligations	250,000	250,000
Commissions payable	117,613	125,551
Other liabilities	61,442	59,819
Total liabilities	3,012,157	3,117,766

Total shareholders' equity	2,170,065	1,809,397

Total liabilities and shareholders' equity	$5,182,222	$4,927,163

Book value per common share (a)	$43.55	$34.58

(a) Book value per common share is determined by dividing shareholders' equity, excluding capital attributable to preferred shares, by actual common shares outstanding.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
For the Three and Nine Months Ended September 30, 2009 and 2008
(amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Revenue
Net premiums earned	$229,538	280,725	709,752	$840,558
Net investment income	44,747	48,043	123,070	144,037
Net realized gains (losses) on investments	22,553	(71)	53,917	(3,267)
Net impairment losses	(5,075)	(13,096)	(11,739)	(13,096)
Other (expense) income	(1,222)	(88)	4,222	533
Total revenue	290,541	315,513	879,222	968,765

Expenses
Net losses and LAE	99,240	270,863	368,349	524,458
Net acquisition expenses	50,009	56,320	128,503	182,999
Net change in fair value of derivatives	4,305	6,645	6,828	8,415
Operating expenses	25,210	21,153	68,984	67,943
Net foreign currency exchange (gains) losses	(616)	6,134	(157)	3,263
Interest expense	4,757	4,752	14,268	14,253
Total expenses	182,905	365,867	586,775	801,331

Income (loss) before income tax expense (benefit)	107,636	(50,354)	292,447	167,434
Income tax (benefit) expense	(1,832)	(5,014)	(73)	5,246

Net income (loss)	109,468	(45,340)	292,520	162,188
Preferred dividends	-	2,602	1,301	7,806

Net income (loss) attributable to common shareholders	$109,468	(47,942)	291,219	$154,382

Basic
Weighted average common shares outstanding	49,660	48,260	49,955	49,963
Basic earnings (loss) per common share	$2.20	(0.99)	5.83	$3.09

Diluted
Adjusted weighted average common shares outstanding	52,039	48,260	52,547	57,633
Diluted earnings (loss) per common share	$2.10	(0.99)	5.57	$2.81

Comprehensive income (loss)
Net income (loss)	$109,468	(45,340)	292,520	$162,188
Other comprehensive income (loss), net of deferred taxes	106,570	(102,921)	169,952	(145,918)
Comprehensive income (loss)	$216,038	(148,261)	462,472	$16,270

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended September 30, 2009 and 2008
($ in thousands)

Three Months Ended September 30, 2009 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$147,448	88,467	7,675	$243,590

Net premiums earned	132,567	90,591	6,380	229,538

Net losses and LAE	46,307	59,243	(6,310)	99,240
Net acquisition expenses	16,821	19,393	13,795	50,009
Other underwriting expenses	9,643	6,751	342	16,736
Total underwriting expenses	72,771	85,387	7,827	165,985
Segment underwriting income (loss)	$59,796	5,204	(1,447)	63,553

Net investment income				44,747
Net realized gains on investments				22,553
Net impairment losses				(5,075)
Net change in fair value of derivatives				(4,305)
Net foreign currency exchange gains				616
Other expense				(1,222)
Corporate expenses not allocated to segments				(8,474)
Interest expense				(4,757)
Income before income tax expense				$107,636

GAAP underwriting ratios:
Loss and LAE	34.9%	65.4%	(98.9%)	43.2%
Acquisition expense	12.7%	21.4%	216.2%	21.8%
Other underwriting expense	7.3%	7.5%	5.4%	7.3%
Combined	54.9%	94.3%	122.7%	72.3%

Three Months Ended September 30, 2008
Segment underwriting results

Net premiums written	$167,136	106,826	5,180	$279,142

Net premiums earned	151,763	124,319	4,643	280,725

Net losses and LAE	183,759	86,057	1,047	270,863
Net acquisition expenses	23,691	29,191	3,438	56,320
Other underwriting expenses	11,543	4,948	286	16,777
Total underwriting expenses	218,993	120,196	4,771	343,960
Segment underwriting income (loss)	$(67,230)	4,123	(128)	(63,235)

Net investment income				48,043
Net realized losses on investments				(71)
Net impairment losses				(13,096)
Net change in fair value of derivatives				(6,645)
Net foreign currency exchange losses				(6,134)
Other expense				(88)
Corporate expenses not allocated to segments				(4,376)
Interest expense				(4,752)
Loss before income tax benefit				$(50,354)

GAAP underwriting ratios:
Loss and LAE	121.1%	69.2%	22.6%	96.5%
Acquisition expense	15.6%	23.5%	74.0%	20.1%
Other underwriting expense	7.6%	4.0%	6.2%	6.0%
Combined	144.3%	96.7%	102.8%	122.6%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Nine Months Ended September 30, 2009 and 2008
($ in thousands)

Nine Months Ended September 30, 2009 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$402,588	273,940	20,451	$696,979

Net premiums earned	394,554	299,712	15,486	709,752

Net losses and LAE	186,565	179,426	2,358	368,349
Net acquisition expenses	47,711	66,020	14,772	128,503
Other underwriting expenses	26,925	18,550	1,042	46,517
Total underwriting expenses	261,201	263,996	18,172	543,369
Segment underwriting income (loss)	$133,353	35,716	(2,686)	166,383

Net investment income				123,070
Net realized gains on investments				53,917
Net impairment losses				(11,739)
Net change in fair value of derivatives				(6,828)
Net foreign currency exchange gains				157
Other income				4,222
Corporate expenses not allocated to segments				(22,467)
Interest expense				(14,268)
Income before income tax expense				$292,447

GAAP underwriting ratios:
Loss and LAE	47.3%	59.9%	15.2%	51.9%
Acquisition expense	12.1%	22.0%	95.4%	18.1%
Other underwriting expense	6.8%	6.2%	6.7%	6.6%
Combined	66.2%	88.1%	117.3%	76.6%

Nine Months Ended September 30, 2008
Segment underwriting results

Net premiums written	$454,541	335,295	10,437	$800,273

Net premiums earned	446,869	385,059	8,630	840,558

Net losses and LAE	279,165	252,233	(6,940)	524,458
Net acquisition expenses	69,119	98,893	14,987	182,999
Other underwriting expenses	29,774	18,734	961	49,469
Total underwriting expenses	378,058	369,860	9,008	756,926
Segment underwriting income (loss)	$68,811	15,199	(378)	83,632

Net investment income				144,037
Net realized losses on investments				(3,267)
Net impairment losses				(13,096)
Net change in fair value of derivatives				(8,415)
Net foreign currency exchange losses				(3,263)
Other income				533
Corporate expenses not allocated to segments				(18,474)
Interest expense				(14,253)
Income before income tax expense				$167,434

GAAP underwriting ratios:
Loss and LAE	62.5%	65.5%	(80.4%)	62.4%
Acquisition expense	15.5%	25.7%	173.7%	21.8%
Other underwriting expense	6.7%	4.9%	11.1%	5.9%
Combined	84.7%	96.1%	104.4%	90.1%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.